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                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR

$2,000,000,000 FLOATING RATE NOTES DUE 2002 THAT HAVE BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933 (THE "SECURITIES ACT") FOR ANY AND ALL
                    OUTSTANDING FLOATING RATE NOTES DUE 2002

                                       OF


                         VERIZON GLOBAL FUNDING CORP.

     As set forth in the prospectus dated January 4, 2002 (the "Prospectus") of Verizon Global Funding Corp. (the "Company") and Verizon Communications Inc. ("Verizon") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the restricted notes (as defined in the Prospectus) and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the Expiration Date of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus.


                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                            FIRST UNION NATIONAL BANK


     By Registered or Certified Mail, Overnight Delivery or Hand Delivery


                            First Union National Bank
                   Corporate Trust Reorganization Department
                         1525 West W.T. Harris Boulevard
                      Charlotte, North Carolina 28288-1153
                             Attention: Marsha Rice


                                  By Facsimile
                                 (704) 590-7628


                   Information or Confirmation by Telephone
                                 (704) 590-7413


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY
TIME ON FEBRUARY 5, 2002 UNLESS THE EXCHANGE OFFER IS EXTENDED.


Ladies and Gentlemen:


     The undersigned acknowledges that he or she has received the prospectus, dated January 4, 2002 (the "Prospectus"), of Verizon Global Funding Corp. (the "Company") and Verizon Communications Inc. ("Verizon Communications") and the related Letter of Transmittal and the instructions thereto (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer") to exchange, upon the terms and subject to the conditions set forth in the Prospectus:

   o $2,000,000,000 Floating Rate Notes due 2002 that have been registered under the Securities Act for any and all outstanding Floating Rate Notes due 2002

     The undersigned hereby tenders to the Company the aggregate principal amount of restricted notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "Exchange Offer--Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

     The undersigned understands that no withdrawal of a tender of restricted notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of restricted notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses or by facsimile specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

     The undersigned understands that the exchange of restricted notes for exchange notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such restricted notes (or Book-Entry Confirmation of the transfer of such restricted notes into the Exchange Agent's account at The Depository Trust Company ("DTC")) and (2) if restricted notes are to be physically delivered, a Letter of Transmittal (or facsimile thereof) with respect to such restricted notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or, in the case of book-entry transfer, a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering the restricted notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

ALL AUTHORITY CONFERRED OR AGREED TO BE CONFERRED BY THIS NOTICE OF GUARANTEED DELIVERY SHALL NOT BE AFFECTED BY, AND SHALL SURVIVE, THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED UNDER THIS NOTICE OF GUARANTEED DELIVERY SHALL BE BINDING ON THE HEIRS, EXECUTORS, ADMINISTRATORS, TRUSTEES IN BANKRUPTCY, PERSONAL AND LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.


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BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY:

 [ ]CHECK HERE IF TENDERED RESTRICTED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:


Name of Tendering Institution
                              --------------------------------------------------

Account Number
               -----------------------------------------------------------------


Transaction Code Number
                        --------------------------------------------------------

     Holders whose restricted notes are not immediately available or who cannot deliver their restricted notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date must tender their restricted notes according to the guaranteed delivery procedure set forth in the Prospectus under the caption "Exchange Offer--Guaranteed Delivery Procedures." See Instruction 2.

 [ ] CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED RESTRICTED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:


Name of Registered Holder(s)
                             ---------------------------------------------------

Date of Execution of Notice of Guaranteed Delivery
                                                   -----------------------------

Name of Eligible Institution that Guaranteed Delivery
                                                      --------------------------


--------------------------------------------------------------------------------
         If guaranteed delivery is to be made by book-entry transfer:


DTC Account Number
                   -------------------------------------------------------------


Transaction Code Number
                        --------------------------------------------------------

 [ ] CHECK HERE IF TENDERED BOOK-ENTRY TRANSFER AND NON-EXCHANGED RESTRICTED NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT NUMBER SET FORTH
     ABOVE:

 [ ] CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE RESTRICTED NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES ("A PARTICIPATING BROKER-DEALER") AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:


Name
     ------------------------------------------


Address
        ---------------------------------------

        ---------------------------------------

        ---------------------------------------

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     If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of exchange notes. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for restricted notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a Prospectus in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.







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